UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   February 9, 2024
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510)724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 per share	BIO	New York Stock Exchange
Class B Common Stock, Par Value $0.0001 per share	BIO.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Bio-Rad Laboratories, Inc. (the “Company”) entered into a Credit Agreement dated as of February 13, 2024 (the “Revolving Credit Agreement”), by and among the Company, Bio-Rad Europe GmbH, Bio-Rad IHC Europe GmbH and Bio-Rad Laboratories (Singapore) Pte Ltd (collectively, the “Borrowers”), the lenders referred to therein, and Wells Fargo Bank, National Association, as agent. The Revolving Credit Agreement replaced the Company’s previous Credit Agreement, dated as of April 15, 2019 (“Previous Revolving Credit Agreement”), by and among the Company, the lenders referred to therein, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., HSBC Bank USA, National Association, and MUFG Bank, Ltd. as co-syndication agents, and Citibank, N.A. and Wells Fargo Bank, National Association as co-documentation agents, as amended. The Company repaid in full all outstanding obligations under the Previous Revolving Credit Agreement on February 14, 2024 and terminated all commitments thereunder. No penalties were due in connection with such repayments.

Borrowings under the Revolving Credit Agreement are permitted up to a maximum amount of $200,000,000 on a revolving basis, including up to $25,000,000 of letters of credit. Borrowings of revolving loans may be made, at the Borrowers’ election, in U.S. dollars, Euros, Swiss Francs, Japanese Yen, Pounds Sterling and Singapore Dollars, and letters of credit may be issued, at the Borrowers’ election, in U.S. dollars or Euros. Borrowings under the Revolving Credit Agreement will be used to make acquisitions, for working capital and for other general corporate purposes. The Revolving Credit Agreement matures on February 13, 2029, which date may be extended up to three times upon the mutual agreement of the Borrowers and the relevant lenders, pursuant to procedures set forth in the Revolving Credit Agreement. The Borrowers must repay in full all outstanding obligations under the Revolving Credit Agreement on the maturity date of such agreement.

The Revolving Credit Agreement contains covenants and provisions that constrain certain actions of the Borrowers and their subsidiaries, including, among others, the following customary covenants and provisions:

•limiting the ability to incur debt (subject to certain exceptions);
•limiting the ability to sell assets (subject to certain exceptions);
•limiting the ability to create or incur specified liens on its property (subject to certain exceptions); and
•prohibiting consolidations, mergers and asset transfers (subject to certain exceptions).

Under the Revolving Credit Agreement, the Company also must maintain a consolidated leverage ratio not greater than 3.50 to 1.00 for the most-recently ended four fiscal quarter period, which shall be tested quarterly commencing with the fiscal quarter ending December 31, 2023.

Outstanding revolving loans under the Revolving Credit Agreement bear interest at the Company’s option at:
•in the case of borrowings in U.S. dollars, either (A) Term SOFR for a period of one, three or six months (or such other period agreed to by all Lenders) as selected by the Company plus 0.10% per annum (subject to a 0.00% per annum floor for such spread adjustment plus Term SOFR) plus the Applicable Margin (as defined below) or (B) a base rate (subject to a 1.00% per annum floor) plus the Applicable Margin;
•in the case of borrowings in Euros, EURIBOR for a period of one, three or six months (or such other period agreed to by all Lenders) as selected by the Company (subject to a 0.00% per annum floor) plus the Applicable Margin;
•in the case of borrowings in Swiss Francs, SARON (subject to a 0.00% per annum floor) plus the Applicable Margin;
•in the case of borrowings in Japanese Yen, TIBOR for a period of one, three or six months (or such other period agreed to by all Lenders) as selected by the Company (subject to a 0.00% per annum floor) plus the Applicable Margin;
•in the case of borrowings in Pounds Sterling, SONIA (subject to a 0.00% per annum floor) plus the Applicable Margin; and
•in the case of borrowings in Singapore Dollars, SORA (subject to a 0.00% per annum floor) plus 0.08% per annum plus the Applicable Margin.

“Applicable Margin” means (A) in the case of U.S. dollar base rate loans, a margin ranging from 0.125% to 0.750% per annum, depending on the Company’s leverage ratio and debt ratings, and (B) in the case of U.S. dollar Term

SOFR loans and all foreign currency loans, a margin ranging from 1.125% to 1.750% per annum, depending on the Company’s leverage ratio and debt ratings.
The Company must also pay a commitment fee ranging from 0.100% to 0.200% per annum on the unused portion of the Revolving Credit Agreement and a Letter of Credit Fee ranging from 1.125% to 1.750% per annum on the average daily outstanding dollar amount available for drawing under outstanding letters of credit; in each case, the amount of the fee depends on the Company’s leverage ratio and debt ratings.
The Revolving Credit Agreement contains events of default customary for credit facilities of this nature, including, but not limited to, the failure to pay any principal, interest or fees when due, failure to satisfy any covenant, materially untrue representations or warranties, events of default under any other material debt agreements, insolvency, certain bankruptcy proceedings, change of control and failure to pay or discharge material monetary judgments (unless covered by insurance) or non-monetary judgments which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. Upon the occurrence and during the continuation of an event of default under the Revolving Credit Agreement, the lenders may, among other things, accelerate and declare the outstanding loans to be immediately due and payable and exercise remedies against the Borrowers and any subsidiary guarantors as may be available to the lenders under the Revolving Credit Agreement and other loan documents.

The foregoing summary of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 1.02	Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 with respect to the Previous Revolving Credit Agreement is hereby incorporated by reference into this Item 1.02.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective at the close of business on November 6, 2023, Ilan Daskal resigned from his position as the Company’s Executive Vice-President, Chief Financial Officer and the Company’s principal financial officer in order to pursue other opportunities. On February 9, 2024, the Company’s board of directors appointed Norman Schwartz, the Company’s President and Chief Executive Officer and the Chairman of the Board, as the Company’s principal financial officer until a permanent replacement for Mr. Daskal has been appointed.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated as of February 13, 2024, by and among Bio-Rad Laboratories, Inc., Bio-Rad Europe GmbH, Bio-Rad IHC Europe GmbH and Bio-Rad Laboratories (Singapore) Pte Ltd, the lenders referred to therein, and Wells Fargo Bank, National Association, as agent.

104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	February 14, 2024	By:	/s/ Timothy S. Ernst
Timothy S. Ernst
Executive Vice President, General Counsel and Secretary